                                                               Exhibit (10)-(56)

                       [LETTERHEAD OF THE LTV CORPORATION]


                                              September 4, 2001


Mr. Thomas L. Garrett
6335 Johnson Chapel Road
Brentwood, TN  37027


                  Re:    Employment Terms
                         ----------------

Dear Tom:

         The purpose of this letter is to set forth the principal terms of your employment as Senior Vice President and Chief Financial Officer of The LTV Corporation (the "Company"), as previously agreed to by the Company's Board of Directors on August 24, 2001, and by the United States Bankruptcy Court on August 29, 2001. This letter (the "Agreement") provides a summary of the principal terms of your employment, as follows:

     1. SIGNING BONUS. In consideration of your agreement to assume the duties and responsibilities of Senior Vice President and Chief Financial Officer, effective September 4, 2001, the Company has agreed to pay you an up-front bonus of $125,000 in cash. Such amount will be paid within 30 days of the commencement of your employment.

     2. BASE SALARY. The Company will pay you a base salary at the rate of $400,000 per year (or at a higher rate as the Company, from time to time, may determine), payable in installments in accordance with the practices followed by the Company for its senior officers.

     3. ANNUAL INCENTIVE PLAN. You will be eligible for an annual bonus under the Company's Annual Incentive Plan ("AIP") with a target of 50% of your base salary. Overall performance will be based on Company, individual and/or business unit performance (based on objectives established in the beginning of the plan year). The AIP is calculated on a calendar year basis. AIP awards are pro-rated for less than a full year participation. For plan year 2002 (payment in 2003) you will be guaranteed a minimum award of $100,000.

     4. KEY EMPLOYEE RETENTION PLAN. You will be a participant in The LTV Corporation Key Employee Retention Plan, which became effective March 20, 2001 ("KERP") under the special provisions of the Bankruptcy Court's August 29 order. Your eligibility and the terms of participation are set forth in a Retention Agreement for The LTV Corporation Key Employee Retention Plan attached hereto as Exhibit A.

Mr. Thomas L. Garrett
September 4, 2001
Page 2


     5. RELOCATION BENEFITS. You will be entitled to relocation program benefits under the Company's program for transferred executives as follows:

                  (a) The Company will provide you with interim living accommodations in Cleveland, Ohio for up to 60 consecutive days.
                  (b) You will be a participant in the Company's home sale arrangements, which include third party guarantee and reimbursement of home sale expenses.
                  (c) You will participate in the Company's home purchase arrangements, which include normal expenses incident to a purchase of a residence in the greater Cleveland area, including up to 3% total origination fee and points, if you choose to purchase a residence.
                  (d) The Company will pay for the shipment of personal goods, included packing and shipping of normal household goods, to the greater Cleveland area.
                  (e) You will receive a lump-sum allowance of $33,333 (tax grossed up) to cover incidental expenses upon your purchase of the new residence. For purposes of this Agreement, "tax gross-up" means gross-up of federal tax liability, with FICA and state tax paid but not grossed up.

     6. VACATION. You will be eligible for 6 days of vacation in 2001. Starting in 2002, you will be eligible for 3 weeks of base vacation plus 2 personal holidays.

     7. LTV STEEL RETIREMENT PLAN. You will be eligible for the LTV Steel Retirement Plan in accordance with the terms of such plan and described in Exhibit B attached hereto.

     8. LTV STEEL EXECUTIVE BENEFIT PLAN. You will be eligible for the LTV Steel Executive Benefit Plan ("EPB") in accordance with the terms of the EBP. The EBP generally provides that if the LTV Steel Retirement Plan plus social security provide a projected retirement benefit which is less than 55% of your final 3-year average earnings (base plus AIP), the EBP provides a defined contribution additive projected to bring the final retirement benefit to 55% of final 3-year average earnings. The actual benefit could be more or less than 55% depending upon investment results. The EBP additive is pro-rated for less than 30 years of service. You will forfeit the EBP account for any termination other than death or disability prior to age 65, without the prior consent of the Company. LTV retirement benefits, including EBP benefits, are in addition to retirement benefits payable by any other prior employer.

     9. HEALTHCARE, DISABILITY PLAN, LIFE INSURANCE. As a salaried employee you will participate in the LTV Steel Design Your Benefits Program. The ability to participate in the following benefits begins automatically on your first day at work.

                  (a) Medical and optional dental and vision care plans. There is no waiting period or exclusion of pre-existing conditions.
                  (b)      Short and long term disability income plans.
                  (c)      Supplemental salary.
                  (d)      Personal insurance, if elected.
                  (e)      Business travel accident insurance.

Mr. Thomas L. Garrett
September 4, 2001
Page 3

You have the option of immediate participation in the following benefits if you enroll within the first 30 days of your initial eligibility:

                  (a) Disability supplement under the disability income plan.
                  (b)      Life and accident insurance.
                  (c)      Benefit bank.

     10. RETIREE HEALTHCARE. Your eligibility for retiree healthcare is described in Exhibit C attached hereto.

     11. CAPITAL ACCUMULATION PLAN. You will be eligible immediately for participation in the Capital Accumulation Plan ("CAP"). The CAP will accept rollovers from other employer-paid plans from your prior employment. The CAP has a matching feature. If you make tax deferred (401(k)) contributions of at least 4% of compensation, the Company will make matching contributions at the rate of 2.25%. Contributions may be limited by the terms of the CAP, Internal Revenue Code and IRS regulations.

     12. FINANCIAL PLANNING PROGRAM. You will be eligible for financial planning (including tax planning) in accordance with the terms of the program.

     13. SEVERANCE BENEFITS. You will be entitled to severance benefits of base salary (paid monthly) for 12 months following involuntary termination of employment without cause. Severance benefits will not be offset by earnings from other employment or by unemployment compensation. Coverage will continue under all pension and welfare benefit plans, programs and arrangements, except disability and vacation, on the same terms and conditions as coverage is provided to active employees until the earlier of 12 months or benefit eligibility with another employer. At your option, a lump sum severance payment equal to 12 months of your then base salary will be provided in lieu of all other benefits, provided the lump sum is elected and payable within 15 days of your last day worked. These severance benefits will replace benefits payable under the LTV Corporation Executive Severance Plan, and you agree that you will waive any claim to benefits under that Plan.

     14. BUSINESS EXPENSES. You will be reimbursed for reasonable business expenses in accordance with Company policy.

     15. NO MODIFICATION OF PLANS, ETC. No provision of this Agreement will modify in any way any employee benefit plan, program or arrangement of the Company. The description of benefits in paragraphs 4 through 12 are expressly subject in each case to the terms of the applicable plan or program of the Company. The Company reserves the right to amend, modify or discontinue any of the benefit plans and programs outlined above, or to reduce, suspend or discontinue future contributions or benefits at any time. Nothing contained in this Agreement is a guarantee of your continued employment with the Company, and you expressly acknowledge that you are an employee at will. In addition, payments and benefits under this Agreement and under benefit plans and programs of the Company are subject to modification or change by order of the Bankruptcy Court in the Company's Chapter 11 proceeding.

Mr. Thomas L. Garrett
September 4, 2001
Page 4



     16. CHOICE OF LAW. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         If the foregoing correctly reflects your understanding of your employment terms with the Company, please sign and return the enclosed copy of this letter (which may be signed in one or more counterparts and all of which together shall constitute the one and the same agreement) to evidence your agreement to the foregoing and return it to the Company in the enclosed envelope. The second copy is for your files.


                                       Sincerely yours,

                                       THE LTV CORPORATION


                                       By:  /s/ William H. Bricker
                                          -------------------------------------
                                             William H. Bricker, Chairman and
                                              Chief Executive Office

AGREED TO AND ACCEPTED:


  /s/ Thomas L. Garrett
---------------------------
Thomas L. Garrett

                                                                       EXHIBIT A


                             RETENTION AGREEMENT FOR
                               THE LTV CORPORATION
                           KEY EMPLOYEE RETENTION PLAN


         THIS AGREEMENT (the "Agreement"), is made, effective as of the 4th day of September, 2001, between The LTV Corporation, a Delaware corporation ("LTV"), the LTV Steel Company, Inc., a Delaware corporation ("LTV Steel") (collectively, the "Company"), and Thomas L. Garrett (hereinafter called the "Participant").

                                R E C I T A L S:
                                ----------------

         WHEREAS, the Company has adopted The LTV Corporation Key Employee Retention Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

         WHEREAS, the Committee has determined that it would be in the best interests of the Company to grant the retention award provided for herein (the "Award") to the Participant pursuant to the Plan and the terms set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

17.               Grant of the Award.
                  ------------------

a. Subject to the terms and conditions of the Plan, as modified by the order of the United States Bankruptcy Court for the Northern District of Ohio dated August 29, 2001, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant an Award of $400,000.00 (the "Award Amount"). The Award Amount shall vest and become payable on the confirmation of a plan of reorganization of the Company (the "Vesting Date"). Payment is conditioned upon the Participant's continued employment with the Company on the Vesting Date, and the terms of the Plan and this Agreement.

b. If the Participant's employment with the Company is terminated prior to the Vesting Date for any reason other than as a result of the Participant's involuntary termination by the Company, death or Disability, the Award Amount shall be forfeited by the Participant without consideration.

c. If the Participant's employment with the Company is terminated as a result of the Participant's death, involuntary termination of employment or as a result of the Participant's becoming Disabled prior to the Vesting Date, the Participant's Designated Beneficiary or the Participant (in the case of Disability or involuntary termination) shall be paid the Award Amount to which the Participant would have been entitled had he remained employed until the final Vesting Date.

     18. PAYMENT. A Vested Award shall be paid to the Participant in cash within 14 days of the Vesting Date, or if a Participant's employment with the Company terminates as a result of the Participant's death or involuntary termination of employment or as a result of becoming disabled, in a cash lump sum as soon as practicable following the death, disability or last day worked, respectively.

     19. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

     20. TRANSFERABILITY. The Award may not, at any time, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

     21. WITHHOLDING. The Participant agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income and excise tax withholding requirements or like requirements to satisfy all obligations for the payment of such taxes.

     22. CHOICE OF LAW. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

23. Award Subject to Plan. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

     24. CONFIDENTIALITY. Except as otherwise required by law or in connection with tax and personal planning and family matters, the Participant agrees to keep his participation in the Plan and the amount of the Award confidential.

     25. SIGNATURE IN COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 4th day of September, 2001.

                                                 THE LTV CORPORATION

                                                 By:  /s/ Frank E. Filipovitz
                                                     --------------------------

                                                       LTV STEEL COMPANY, INC.

                                                 By:  /s/ Frank E. Filipovitz
                                                     --------------------------


                                                   /s/ Thomas L. Garrett
                                                 ------------------------------
                                                        Thomas L. Garrett

                                                                       EXHIBIT B

LTV STEEL RETIREMENT PLAN

Through the Retirement Plan, the Company makes tax-deferred contributions each month and at the time of Annual Incentive Plan payments to an individual account in the employee's name. The amount of the contribution depends on age, compensation, and compensation level in relation to the Social Security Wage Base. The employee chooses how to invest the account in six investment funds. The account value is payable upon retirement, or upon termination of employment with five years of service.

REGULAR COMPANY CONTRIBUTIONS

The Company will contribute a percentage of the employee's compensation to an individual account. Compensation includes monthly base salary and Annual Incentive Plan awards. The contribution percentage is based on age at the start of the year, as shown in the table below for salaried employees hired after December 31, 1999:

                    --------------------------------------------------------------------------
                    LTV Steel Retirement Plan
                    Regular Contributions
                    --------------------------------------------------------------------------
                    If age on                            The contribution is this % of
                    January 1 is:                        current compensation:
                    --------------------------------------------------------------------------
                    Less than 35                                         3.0%
                    --------------------------------------------------------------------------
                    35 - 39                                              4.0%
                    --------------------------------------------------------------------------
                    40 - 44                                              5.0%
                    --------------------------------------------------------------------------
                    45 - 49                                              6.0%
                    --------------------------------------------------------------------------
                    50 - 54                                              7.0%
                    --------------------------------------------------------------------------
                    55 - 59                                              8.5%
                    --------------------------------------------------------------------------
                    60 and over                                         10.0%
                    --------------------------------------------------------------------------

SOCIAL SECURITY WAGE BASE CONTRIBUTIONS

Pension plans generally take into account the fact that social security benefits are an important part of retirement income. With Social Security Wage Base
(SSWB) Contributions, LTV Steel's objective is to provide equal income replacement ratios for employees at different earning levels.

If the employee's current compensation is above the SSWB ($80,400 in 2001 and indexed annually for inflation), the Company will make an SSWB contribution each year, as shown below:

                    --------------------------------------------------------------------------
                    LTV Steel Retirement Plan
                    Social Security Wage Base Contributions
                    --------------------------------------------------------------------------
                                                                   The SSWB
                                                                   contribution is
                                                                   this % of current
                                                                   compensation above
                                                                   the SSWB:
                    If age on
                    January 1 is:
                    --------------------------------------------------------------------------
                    Less than 35                                        1.20%
                    --------------------------------------------------------------------------
                    35 - 39                                             1.60%
                    --------------------------------------------------------------------------
                    40 - 44                                             2.00%
                    --------------------------------------------------------------------------
                    45 - 49                                             2.40%
                    --------------------------------------------------------------------------
                    50 - 54                                             2.80%
                    --------------------------------------------------------------------------
                    55 - 59                                             3.40%
                    --------------------------------------------------------------------------
                    60 and over                                         4.00%
                    --------------------------------------------------------------------------


                                                                       EXHIBIT C

RETIREE MEDIAL COVERAGE

If eligible, employee will receive part or all of the Company's contribution toward the cost of retiree medical coverage, based on age and service at the time of retirement, as shown on the following tables:

LESS THAN 30 YEARS OF SERVICE AT RETIREMENT
-------------------------------------------

      RETIREE MEDICAL - % OF COMPANY CONTRIBUTION
                                                          AGE AT RETIREMENT
      YEARS OF SERVICE                                                                             65 OR
      AT RETIREMENT:            59-1/2         61           62             63            64        OLDER
      10 - 14                    N/A          N/A           50%           60%           70%          80%
      15                         50%          58%           66%           74%           82%          90%
      16                         52%          60%           68%           76%           84%          92%
      17                         54%          62%           70%           78%           86%          94%
      18                         56%          64%           72%           80%           88%          96%
      19                         58%          66%           74%           82%           90%          98%
      20                         60%          68%           76%           84%           92%         100%
      21                         62%          70%           78%           86%           94%         100%
      22                         64%          72%           80%           88%           96%         100%
      23                         66%          74%           83%           90%           98%         100%
      24                         68%          76%           85%           92%           100%        100%
      25                         70%          78%           87%           94%           100%        100%
      26                         72%          80%           90%           96%           100%        100%
      27                         74%          83%           93%           98%           100%        100%
      28                         76%          84%           95%           100%          100%        100%
      29                         78%          87%           97%           100%          100%        100%

30 OR MORE YEARS OF SERVICE AT RETIREMENT

      RETIREE MEDICAL - % OF COMPANY CONTRIBUTION

                                                                   AGE AT RETIREMENT
      YEARS OF SERVICE                                                                                       60 OR
      AT RETIREMENT:                       55           56           57             58            59         OLDER
      30 or more                           50%          60%          70%            80%           90%         100%

The Company's contribution for retiree medical coverage will not exceed two times the amount it contributed in 1992.